EQ ADVISORS TRUST
10f-3 TRANSACTION SUMMARY
(PURCHASES WITH AFFILIATED UNDERWRITERS)
FOR THE PERIOD
JULY 1, 2003 - DECEMBER 31, 2003

											Principal
							Underwriter			Amount of
							from Whom			Purchase 	Aggregate Amount
Fund Name				Purchase Date	Purchased			by Advisor	of Offering

EQ/J.P. Morgan Core Bond Portfolio	07/08/03	Goldman Sachs & Co.		$64,749,064	$2,000,000,000
EQ/J.P. Morgan Core Bond Portfolio	07/22/03	Utendahl Capital Partners	$21,935,100	$1,000,000,000
EQ/J.P. Morgan Core Bond Portfolio	07/22/03	Lehman Brothers, Inc.		$21,935,100	$1,000,000,000
EQ/J.P. Morgan Core Bond Portfolio	07/22/03	Barclays Capital, Inc.		$14,820,900	$500,000,000
EQ/J.P. Morgan Core Bond Portfolio	08/06/03	Salomon Brothers, Inc.		$49,613,000	$1,100,000,000
EQ/J.P. Morgan Core Bond Portfolio	08/06/03	SBC Warburg, Inc.		$146,500,000	$750,000,000
EQ/J.P. Morgan Core Bond Portfolio	09/03/03	Lehman Government Securities	$39,784,827	$206,000,000
EQ/J.P. Morgan Core Bond Portfolio	09/03/03	Barclays Capital, Inc.		$14,978,400	$200,000,000

EQ/High Yield (Pimco) Portfolio		07/21/03	Credit Suisse First Boston	$25,000,000	$380,000,000
EQ/High Yield (Pimco) Portfolio		08/15/03	JP Morgan Chase & Co.		$15,000,000	$385,000,000
EQ/High Yield (Pimco) Portfolio		08/15/03	JP Morgan Chase & Co.		$30,000,000 	$780,000,000

EQ/J.P. Morgan Core Bond Portfolio	10/01/03	Barclays Capital, Inc.		$29,550,000	$104,000,000
EQ/J.P. Morgan Core Bond Portfolio	10/01/03	Barclays Capital, Inc.		$26,998,321	$353,977,981
EQ/J.P. Morgan Core Bond Portfolio	10/24/03	BA Securities, Inc.		$29,987,700	$299,877,000
EQ/J.P. Morgan Core Bond Portfolio	10/30/03	Lehman Brothers, Inc. 		$29,991,600	$999,720,000
EQ/J.P. Morgan Core Bond Portfolio	10/30/03	BA Securities, Inc.		$79,974,400	$1,999,360,000
EQ/J.P. Morgan Core Bond Portfolio	11/05/03	Lehman Government Securities	$25,245,203	$234,344,350
EQ/J.P. Morgan Core Bond Portfolio	11/13/03	Salomon Brothers, Inc.		$16,874,710	$347,420,500
EQ/J.P. Morgan Core Bond Portfolio	11/17/03	Salomon Brothers, Inc.		$26,917,608	$1,016,910,000
EQ/J.P. Morgan Core Bond Portfolio	11/19/03	HSBC Securities, Inc.  		$19,979,400	$1,997,940,000
EQ/J.P. Morgan Core Bond Portfolio	11/25/03	Salomon Brothers, Inc.		$22,516,910	$497,295,000
EQ/J.P. Morgan Core Bond Portfolio	12/03/03	Salomon Brothers, Inc.		$20,000,000	$650,000,000
EQ/J.P. Morgan Core Bond Portfolio	12/03/03	Salomon Brothers, Inc.		$40,000,000	$299,973,000
EQ/J.P. Morgan Core Bond Portfolio	12/03/03	Morgan Stanley & Co.		$19,927,400	$398,548,000
EQ/J.P. Morgan Core Bond Portfolio	12/03/03	Salomon Brothers, Inc.		$37,422,289	$1,495,695,000
EQ/J.P. Morgan Core Bond Portfolio	12/11/03	Salomon Brothers, Inc.		$44,911,800	$1,746,570,000
EQ/J.P. Morgan Core Bond Portfolio	12/11/03	Salomon Brothers, Inc.		$29,888,100	$498,135,000

EQ/ Emerging Markets Equity Portfolio	10/31/03	Merrill Lynch	$3,778,220 HKD	$5,464,054,640 HKD
EQ/ Emerging Markets Equity Portfolio	11/10/03	Bank Of China International	$6,816,203 HKD	$2,602,036,000 HKD
EQ/ Emerging Markets Equity Portfolio	12/11/03	J.P. Morgan	$4,793,250	$152,085,753
EQ/ Emerging Markets Equity Portfolio	12/12/03	Credit Suisse First Boston	$8,399,136	$2,870,676,553
EQ/ Emerging Markets Equity Portfolio	12/15/03	Credit Suisse First Boston	$6,283,800	$864,787,050

							Commission
					Purchase	Spread or
Fund Name				Price		Profit			Security				Affiliated Underwriter

EQ/J.P. Morgan Core Bond Portfolio	$99.87		$0.45/share		Goldman Sachs & Co.			J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$99.71		$0.43/share		American Express Co.			J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$99.71		$0.43/share		American Express Co.			J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$98.81		$0.45/share		Delphi Corp.				J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$99.23		$0.45/share		Miller Brewing Co.			J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$100.00		$0.10/share		Westpac Capital Trust III		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$99.99		$0.25/share		Americredit Auto Rec. Trust		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$99.86		$0.60/share		PacifiCorp.				J.P. Morgan Securities, Inc.

EQ/High Yield (Pimco) Portfolio		$100.00	 	492 BP vs T 5 08/15/11	West Lake Chemical Corp.		Credit Lyonnais Securities
EQ/High Yield (Pimco) Portfolio		$100.00	 	451 BP vs T 5.75 08/10	Dex Media West Finance Co.		Credit Lyonnais Securities
EQ/High Yield (Pimco) Portfolio		$100.00		537 BP vs T 4.25 08/13	Dex Media West Finance Co.		Credit Lyonnais Securities

EQ/J.P. Morgan Core Bond Portfolio	$100.00		$0.22/share		Americredit Automobile Receivables TrustJ.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$99.99		$0.25/share		Americredit Automobile Receivables TrustJ.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$99.96		$0.60/share		Safeway, Inc.				J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$99.97		$0.65/share		Altria Group, Inc.			J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$99.97		$0.43/share		Daimerchrysler Holding Corp.		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$99.98		$0.28/share		Capital One Auto Finance Trust		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$99.26		$0.65/share		Domtar, Inc.				J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$101.69		$0.28/share		Ford Motor Credit Co.			J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$99.90		$0.45/share		Hutchison Whampoa International Ltd.	J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$99.81		$0.35/share		UnitedHealth Group, Inc.		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$100.00		$1.00/share		The Royal Bank of Scottland Group.	J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$99.99		$1.00/share		TXU Australia Holdings LP		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$99.64		$0.65/share		UnionBancal Corp.			J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$99.71		$1.00/share		Household Financial Corp.		J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$99.80		$0.65/share		Wyeth					J.P. Morgan Securities, Inc.
EQ/J.P. Morgan Core Bond Portfolio	$99.63		$0.88/share		Wyeth					J.P. Morgan Securities, Inc.

EQ/ Emerging Markets Equity Portfolio	$1.82 HKD	1.012%			Picc Property  & Casualty Co.		Morgan Stanley
EQ/ Emerging Markets Equity Portfolio	$2.83 HKD	1.000%			China Resources Power Holdings Co.	Morgan Stanley
EQ/ Emerging Markets Equity Portfolio	$27.50		$0.51 			Votorantim Celulose e Papel S.A.	Morgan Stanley
EQ/ Emerging Markets Equity Portfolio	$3.625 HKD	1.000%			China Life Insurance Co. Ltd.		China International Capital Corp. Ltd.
EQ/ Emerging Markets Equity Portfolio	$88.88 THB	1.000%			Bangkok Bank Public Co. Ltd.		Morgan Stanley